                                                                   EXHIBIT 10.20

                           E-MAIL SERVICES AGREEMENT
                           -------------------------

     THIS E-MAIL SERVICES AGREEMENT ("Agreement") is made as of the 19th day of March, 1998, by and between CRITICAL PATH, INC., a ____________ corporation
                            ------------------
having its principal place of business at 320 First Street, San Francisco, CA 94105 ("CP"), and NTX, INC. also doing business as "TABNet," a California
                  -----------------------------------------
corporation, having a principal place of business at 5 Financial Plaza, Napa, CA 94558 ("TABNet").

                               R E C I T A L S:

     A. CP provides Internet e-mail services, such as Web-based e-mail reader, spam blocking, virus scanning and protection, integrated fax and voice-messaging technologies, permanent archiving and secure certified e-mail delivery to its customers.

     B. TABNet provides Internet web site hosting services including web site design and hosting and domain name services (collectively, the "TABNet Services") to its customers.

     C. Subject to the terms and conditions of this Agreement, the parties desire that CP host e-mail services for TABNet which TABNet may resell to its customers as part of the TABNet Services.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

     1.   DEFINITIONS.
          -----------

     1.1 "Advertising Revenues" shall mean the revenue received by either party from advertisements included on the Web Mail Page, less any commissions, credits, or refunds paid with respect to such revenues.

     1.2 "CP System" means CP's e-mail messaging system through which CP provides the E-mail Hosting Services.

     1.3 "E-mail Hosting Revenues" shall mean all gross revenue of TABNet from sales of the E-mail Hosting Services to TABNet Customers.

                                 Confidential                             Page 1

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     1.4 "E-mail Hosting Services" shall mean the e-mail hosting services provided by CP to TABNet for resale to TABNet Customers as part of the TABNet Services, as more fully described in Section 3 below.

     1.5 "Intellectual Property Rights" shall mean any and all Patents, copyrights, mask works, trade secrets and other intellectual property rights (other than trademarks) in any country of the world or contract rights having the equivalent effect.

     1.6 "TABNet Customer" shall mean each of TABNet's customers who receive the E-mail Hosting Services as part of the TABNet Services.

     1.7 "Web Mail Page" means TABNet's web mail page available through the CP System as part of the E-mail Hosting Services.

     1.8  BASIS OF AGREEMENT; PARTIES' RELATIONSHIP. Under the terms and
          -----------------------------------------
conditions of this Agreement, CP shall provide, and TABNet hereby accepts, the E-mail Hosting Services which TABNet may resell to its Customers as part of the TABNet Services. Nothing contained in this Agreement is intended or is to be construed to constitute CP and TABNet as partners or joint venturers or either party as an agent of the other, except as otherwise expressly provided herein.

     2.   PROVISION OF E-MAIL HOSTING SERVICES.
          ------------------------------------

     2.1  Exclusivity.  During the term of this agreement, TABNet agrees that CP
          -----------
shall be the sole "outside vendor" of e-mail hosting services that TABNet resells to TABNet Customers as part of the TABNet Services. TABNet shall retain the right to sell its own e-mail services to its Customers. TABNet agrees that the parties shall share the E-mail Hosting Services Revenues as provided in
Section 4 below.

     2.2  Scope of Services.
          -----------------

          2.2.1  Basic Services.  The E-mail Hosting Services shall include
                 --------------
     e-mail hosting, server and network maintenance, second-level support to TABNet during CP's thencurrent hours of support, set up and web-based e-mail client. The CP Services and Charges Schedule, attached hereto as Exhibit A and made a part of this Agreement by reference, specifies the basic services to be provided by CP to TABNet under this Agreement. The parties may agree that additional E-Mail Hosting Services shall be provided to TABNet under this Agreement. Any such additional Services must be listed

                                 Confidential                             Page 2
     on the applicable Order Schedule, and TABNet shall pay any additional fees required by CP.

          2.2.2  JFAX Services. The E-mail Hosting Services also currently
                 -------------
     include the services provided by CP's supplier, JFAX.COM (the "JFAX Services"). The CP/JFAX Services Order Schedule, attached hereto as Exhibit B, is the agreement which TABNet must fill out in order to qualify as a JFAX Services Distributor under this Agreement. JFAX.COM has sole discretion to accept or reject TABNet's application for JFAX Services. If approved by JFAX.COM, TABNet Customers shall pay directly to JFAX.COM all applicable JFAX Services fees. Notwithstanding any other provision of this Agreement, the JFAX Services may be modified, discontinued or terminated, and the JFAX Services fees may be modified, under this Agreement by JFAX.COM at any time at JFAX.COM's discretion.

     2.3  Customer Information. TABNet shall provide to CP information and
          --------------------
materials ("Customer Information") necessary for CP to transition the TABNet Customer's current e-mail system to the CP System. The Customer Information shall include at a minimum the domain name, e-mail addresses and passwords of each of the TABNet Customers. Each party shall work with the other as reasonably requested to assist in achieving a smooth transition that is transparent to the TABNet Customers. Upon receipt of all Customer Information from TABNet for each TABNet Customer, CP shall have a reasonable period of time to perform the set-up and other initial services before such TABNet Customer will have access to the CP System. Once transitioned, TABNet shall be responsible for, during the term of this Agreement: (a) front-line services to and support of TABNet Customers;
(b) the addition, deletion and modification of TABNet Customers' e-mail accounts; (c) the creation of workgroups, discussion lists, newsletters and similar functions; (d) designating an e-mail administrator to act as the primary contact with CP's customer support center; (e) providing and maintaining all communications equipment and materials, including hardware, software and telephone service, necessary for access to the World Wide Web and the E-mail Hosting Services; and (f) notifying CP of any changes that may affect the E-mail Hosting Services or the CP System, including any hardware or software upgrades.

                                 Confidential                             Page 3

     2.4  E-mail Storage and CP's Rights.
          ------------------------------

          2.4.1  Storage Capacity. Each TABNet Customer shall have the disk
                 ----------------
     storage capacity of 2.5 Mb per mailbox. TABNet may purchase from CP additional space upon payment of additional fees. If TABNet or any TABNet Customer exceeds the maximum permitted storage space, CP reserves the right to delete e-mail messages from the affected mailboxes, at CP's discretion.

          2.4.2  Privacy. CP has a corporate policy to respect the privacy of
                 -------
     its customers and their e-mail messages that are transmitted through the CP System or by means of the E-mail Hosting Services. CP will only access and disclose information as necessary to comply with applicable laws and government requests, to provide the E-mail Hosting Services, to operate or maintain its systems or to protect itself or its customers.

          2.4.3  Disclosure by Law. If required by law, rule, regulation or
                 -----------------
     court order, CP may make available TABNet or any TABNet Customer's account information to the appropriate authorities. TABNet acknowledges that CP may be required to make registrations and provide administrative reports, which are public in nature, relating to Internet use and related services provided under this Agreement.

     2.5  Terms of Use.
          ------------

          2.5.1  Provision to TABNet Customers. TABNet hereby agrees that it
                 -----------------------------
     will resell and make the E-mail Hosting Services available to TABNet Customers only pursuant to the Terms of Use attached to this Agreement as Exhibit C or under similar terms and conditions as agreed to in advance by CP. CP may modify from time to time Exhibit C by providing notice to TABNet as provided in this Agreement.

          2.5.2  No Commercial Use. TABNet agrees that it will not resell, make
                 -----------------
     commercial use of, or otherwise generate income from, the E-mail Hosting Services or the CP System, other than making the E-mail Hosting Services and CP System available to TABNet Customers as part of the TABNet Services or obtaining advertising to be included on its Web Mail Page as permitted under the terms and conditions of this Agreement.

          2.5.3  TABNet's Responsibilities. TABNet agrees to use the CP Services
                 -------------------------
     and the CP System only for lawful purposes, in compliance with all applicable laws, rules and regulations, including any Internet regulations or policies and applicable export laws. TABNet is responsible for all use of its account, whether or not it specifically knows or

                                 Confidential                             Page 4
     consents to such use. If TABNet suspects unauthorized use of its account, TABNet shall immediately notify CP. TABNet and TABNet Customers are responsible for maintaining the confidentiality of their passwords. Sharing of passwords is not permitted. While the use of aliases is permitted, TABNet may not forge header or address information.

          2.5.4  Illegal Uses Prohibited. TABNet is prohibited from storing,
                 -----------------------
     distributing or transmitting any unlawful materials through the CP System. TABNet agrees that it will not use the CP System or otherwise use the CP Services to transmit or disseminate: (i) advertising, chain letters, spam, junk mail or any other type of unsolicited e-mailing (whether commercial or informational) to persons or entities that have not agreed to be part of such mailings; (ii) harassing, libelous, abusive, threatening, obscene or otherwise objectionable materials or materials which infringe or violate any third party's copyright, trademark, trade secret, privacy or other proprietary or property right ; or (iii) viruses or other harmful, disruptive or destructive files. TABNet may not use, or attempt to access, E-mail Hosting Services that TABNet has not ordered or for which TABNet has agreed to pay. TABNet agrees that it will not use or attempt to use another person's or entity's account, service or system without authorization from the owner, nor will TABNet interfere with the security of, or otherwise abuse, the CP System, CP's system resources or accounts, or any network or another user's use or enjoyment of the E-mail Hosting Services, the CP System or similar services.

          2.5.5  Modification. CP may modify this Section from time to time by
                 ------------
     providing notice to TABNet as provided below.

     2.6  Suspension or Termination. In the event that CP determines that any
          -------------------------
TABNet Customer has violated or is violating the Terms of Use, CP shall notify TABNet, and the parties shall use best efforts to promptly resolve the issue. Notwithstanding the foregoing, if CP reasonably determines that such notification and efforts would result in a delay that may be harmful to CP or its interests, CP reserves the right to immediately suspend or terminate the provision of E-mail Hosting Services to such TABNet Customers. In such event, CP shall provide notice to TABNet of such termination or suspension, as soon as reasonably possible thereafter, and the parties shall use best efforts to resolve the issue if necessary.

     2.7  Problems, Resolutions and Suggestions. TABNet shall inform CP of
          -------------------------------------
problems encountered and resolutions thereof with regard to the E-mail Hosting Services provided under this Agreement. TABNet shall also communicate promptly to CP in writing any and all modifications, design changes or improvements of the Fmail Hosting Services suggested by any TABNet Customer, or by any employee or agent of TABNet. CP shall be the sole and exclusive owner of all such information.

                                 Confidential                             Page 5

     2.8  Modification of Services. CP reserves the right to modify or
          ------------------------
discontinue certain features or functionality of its E-mail Hosting Services from time to time. However, if CP intends to modify its E-mail Hosting Services in a way that, in CP's opinion, would significantly affect TABNet Customers' use of or ability to use such E-mail Hosting Services, then CP shall provide reasonable prior notice to TABNet of any such modification, no less than sixty
(60) days.

     2.9  Advertisements on Web Mail Page. Either party may solicit third
          -------------------------------
parties for advertisements to be included on the Web Mail Page. The parties shall share in the Advertising Revenue resulting therefrom as provided in
Section 4 below. Each party shall be solely responsible for all obligations, liabilities and duties under any and all agreements with third parties with regard to such advertisements, unless otherwise expressly agreed in writing by the other party.

     3.   PRICING AND PAYMENT.
          -------------------

     3.1  Pricing. CP's charges for the e-mail Hosting Services and the parties'
          -------
respective shares in the Advertising Revenues shall be as specified on Exhibit
A.

     3.2  Payment.
          -------

          3.2.1 TABNet shall pay the up-front charges upon execution of this Agreement, as provided in Exhibit A.

          3.2.2 Within twenty (20) days of the end of each month, TABNet shall remit to CP a payment for CP's monthly fees as specified in Exhibit A. Specifically, these fees include the following: (i) fifty percent (50%) of the E-mail Hosting Services Revenues received by TABNet for its POP accounts for the previous month; (ii) $.50 per mailbox under TABNet's free web mail and "catch all" accounts as part of the E-mail Hosting Services Revenues for the previous month; (iii) thirty percent (30%) of the greater of TABNet's revenue or the suggested list price for value-added features, as specified in Exhibit A; and (iv) thirty percent (30%) of the Net Advertising Revenue received by TABNet during the preceding month. If, in prior remittances, TABNet included revenues in the calculation of the e-mail Hosting Revenues or Advertising Revenues, as to which during the preceding month TABNet granted credits or refunds, then TABNet may reduce the E-mail Hosting Revenues or Advertising Revenues, as applicable, by the amount of any such credits or refunds. In addition, if during the previous month, CP performed any work on the branding of the Web Mail Page as provided in Exhibit A, TABNet shall include the applicable fees for such work in the next month's payment.

                                 Confidential                             Page 6

          3.2.3 Within forty-five (45) days of the end of each calendar quarter (i.e., each three-month period ending March, June, September and December), CP shall remit to TABNet its commission for re-selling JFAX Services to Customers as specified in Exhibit B. Actual commission payments to TABNet are conditioned upon such payment exceeding $200. Commissions due to TABNet that are less than $200 will be accumulated until the total commission due TABNet exceeds $200.

     3.3  Reports. Each party shall submit with each of its payment to the other
          -------
party a detailed report of the calculation of each such payment. Each report shall include, at a minimum, a list of customers to which the payment relates and a detailed explanation of the expenses subtracted from the revenues.

     3.4  Audit Rights. TABNet will retain records relevant to its calculations
          ------------
of the payments described in this Section above during the term of this Agreement and for a two (2) year period thereafter. CP shall have the right, at its expense, acting through a certified public accountant, to examine and audit such records at all reasonable times, on at least ten (10) days notice to TABNet, but no more than once every six (6) months. If such audit reveals an underpayment of five percent (5%) or more, then TABNet shall pay the full costs of the audit and shall remit immediately the full amount due.

     3.5  Late Payments. Late payments under this Agreement shall be subject to
          -------------
interest from the date due at a rate that is the lower of, (a) one percent (1%) per month from the date due; or (b) the maximum rate permitted by law.

     3.6  TABNet's Responsibilities. All amounts payable hereunder are exclusive
          -------------------------
of any sales, use, excise, property or any other taxes associated with the provision of E-mail Hosting Services or of TABNet's or TABNet Customers' access to or use of the CP System. TABNet is responsible for payment of any and all such taxes (excluding taxes based on CP's net income). TABNet shall be responsible for payment of all amounts owed to CP under this Agreement, regardless of TABNet's receipt of payment from TABNet Customers for the E -mail Hosting Services.

     4.   PROPRIETARY RIGHTS.
          ------------------

     4.1  CP Ownership. CP shall be the sole owner of all rights and interests
          ------------
in and to the E-mail Hosting Services, and all Intellectual Property Rights therein, including without limitation the trademarks, service marks and tradenames used by CP to market or advertise the CP Services (the "CP Marks").

                                 Confidential                             Page 7

     4.2  License of CP Marks. Subject to the terms and conditions of this
          -------------------
Agreement, CP grants to TABNet a nonexclusive, nontransferable, royalty-free, worldwide right to use the CP Marks, as defined in Section 5.1 above, solely for the purpose of marketing and reselling E-mail Hosting Services to TABNet Customers. TABNet shall use the CP Marks in accordance with the trademark usage guidelines or other policies that CP may provide to TABNet from time to time. TABNet shall provide or make available to CP and obtain CP's prior approval of all such uses of the CP Marks (including, without limitation, links from TABNet's web site). TABNet shall not adopt any trademark, trade name, or service mark that is confusingly similar to the CP Marks. TABNet acknowledges that CP owns the CP Marks, and all use of the CP Marks by TABNet shall inure solely to the benefit of CP.

     5.   DISCLAIMER OF WARRANTIES.
          ------------------------

     5.1 THE E-MAIL HOSTING SERVICES ARE PROVIDED BY CP TO TABNET AND TABNET CUSTOMERS "AS IS." CP AND ITS SUPPLIERS MAKE NO WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING THE EMAIL HOSTING SERVICES AND SPECIFICALLY DISCLAIM THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT, TO THE MAXIMUM EXTENT POSSIBLE BY LAW.

     5.2 CP and its suppliers make no warranties regarding the quality, reliability, timeliness or security of the E-mail Hosting Services or the CP System or that the E-mail Hosting Services or the CP System will be uninterrupted or error free. CP and its suppliers assume no responsibility or liability for the deletion or failure to store, or to store properly, e-mail messages.

     5.3 TABNet and TABNet Customers assume the entire risk in downloading or otherwise accessing any data, files or other materials obtained from third parties as part of the E-mail Hosting Services or by means of the CP System, and TABNet and TABNet Customers shall be solely responsible for any damage to TABNet's or TABNet Customer's computer system, hardware, software, or loss of data that may result from such downloading or accessing, even if TABNet or TABNet Customer has paid for virus protection services from CP.

     5.4 TABNet shall have no right or authority to, and TABNet hereby expressly agrees that it will not, alter, enlarge or limit the representations or warranties regarding the E-mail Hosting Services. TABNet shall be solely responsible for any warranties provided to TABNet Customers with respect to the E-mail Hosting Services.

     6.   LIMITATION OF LIABILITY.
          -----------------------

                                 Confidential                             Page 8

     6.1 IN NO EVENT SHALL EITHER PARTY, OR ITS SUPPLIERS, BE LIABLE TO THE OTHER PARTY, OR TO ANY CUSTOMER OF THE OTHER PARTY, WITH RESPECT TO ITS OBLIGATIONS UNDER OR ARISING OUT OF THIS AGREEMENT FOR CONSEQUENTIAL, EXEMPLARY, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, EVEN IF THE PARTY OTHERWISE LIABLE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     6.2 CP shall not be responsible for any interruptions or disruptions in the CP Services caused by TABNet's or Customer's hardware or software.

     6.3 TABNet agrees to waive and hold CP harmless from any claims relating to any action taken by CP as part of its investigation of a suspected violation of this Agreement or as a result of its conclusion that a violation of this Agreement has occurred. The foregoing includes any damages as a result of removal of materials from the CP System or for any suspension, restriction or termination of TABNet's account.

     6.4 [**] CP's entire liability, and TABNet's and TABNet Customers' entire and exclusive remedy, under this Agreement for any damages from any cause whatsoever, regardless of form or action, whether in contract, negligence or otherwise, shall in no event exceed an amount equal to the price paid for the E-mail Hosting Service out of which the claim arose.

     7.   CONFIDENTIAL INFORMATION.
          ------------------------

     7.1  "Confidential Information" means any and all technical and non-
           ------------------------
technical information, including patent, copyright, trade secret, and proprietary information, techniques, algorithms, and software programs, related to the current, future and proposed products and services of each of the parties, including without limitation, the party's respective information concerning research, engineering, finance, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans.

     7.2  Obligations. Each party acknowledges that, in the course of
          -----------
performance under this Agreement, it may obtain Confidential Information of the other party. Each party agrees that it shall at all times, both during the term of this Agreement and for a period of five (5) years thereafter, keep and hold such Confidential Information in the strictest confidence, and shall not, without the other party's prior written consent, use such Confidential Information for any purpose, except in performance of its duties under this Agreement. Neither party shall disclose,

                                 Confidential                             Page 9


[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any of the Confidential Information to any person or entity without the disclosing party's prior written consent, other than to the receiving party's employees who have agreed to receive it under terms at least as restrictive as those specified in this Agreement. The obligations of this Section shall survive the termination of this Agreement. Further, neither party shall disclose any of the terms and conditions of this Agreement to any person or entity whatsoever other than legal counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law, or as otherwise permitted in this Agreement; provided, however, that TABNet shall give CP prior notice of any such disclosure so that CP may seek a protective order preventing such disclosure.

     7.3  Exceptions. The obligations of confidentiality under this Section
          ----------
shall not apply to the extent that the receiving party can demonstrate:

          7.3.1 The disclosed information at the time of disclosure is part of the public domain;

          7.3.2 The disclosed information became part of the public domain, by publication or otherwise, except by breach of the provisions of this Agreement;

          7.3.3 The disclosed information can be established by written evidence to have been in the possession of the disclosing party at the time of disclosure or to have been independently developed by employees of the receiving party who did not have access to the Confidential Information of the disclosing party; or

          7.3.4 The disclosed information is received from a third party not under a duty of confidentiality to the non-disclosing party without similar restrictions and without breach of this Agreement.

     8.   INDEMNIFICATION.
          ---------------

     8.1  TABNet's Indemnity. TABNet agrees to defend, indemnify, and hold CP
          ------------------
harmless from and against any claims, losses, actions, demands or damages, including attorney's fees, resulting from (i) TABNet's or any TABNet Customer's violation or breach or alleged violation or breach of any of the provisions of this Agreement, (ii) from TABNet's or any TABNet Customer's transmission of any materials or contents through the CP System or by means of the E-mail Hosting Services, or from any and all use of TABNet's account with or without TABNet's knowledge or consent (iii) TABNet's agreement or relationship with any and all third parties relating to the advertisements solicited by TABNet for the Web Mail Page; or (iii) any act, omission, negligence, or performance under this Agreement by TABNet, its customers, agents or representatives.

                                 Confidential                            Page 10

     8.2  CP's Indemnity. CP shall defend and indemnify TABNet and hold it
          --------------
harmless from any and all claims, losses, actions, demands or damages, including, but not limited to, reasonable attorneys' fees, resulting from any act, omission, negligence, or performance of this Agreement by CP or its agents or representatives. This indemnity shall not apply to the extent the portion of such claim, liability, loss, cost, damage or expense is the result of the negligence or willful misconduct of TABNet, its customers, agents or representatives.

     8.3 The indemnity obligations set forth in this Section 9 are contingent upon the party seeking indemnification: (a) giving prompt written notice to the indemnifying party of any such claim(s); (b) having sole control of the defense or settlement of the claim; and (c) at the indemnifying party's request and expense, cooperating in the investigation and defense of such claim(s).

     9.   TERM AND TERMINATION.
          --------------------

     9.1  Term. This Agreement shall be effective as of the date first above
          ----
written and shall continue in effect for [**] year from such date, unless sooner terminated in accordance with this Section. This Agreement will renew automatically for successive one (1) year periods unless either party gives the other party at least sixty (60) days notice, prior to the end of the then-current term, of its election not to renew the Agreement.

     9.2  Termination for Convenience. Notwithstanding the foregoing, either
          ---------------------------
party may terminate this Agreement at any time and for any reason, without penalty of any kind, upon ninety (90) days prior written notice to the other party.

     9.3  Termination for Breach. Notwithstanding the foregoing, upon the
          ----------------------
occurrence of any of the following events, either party may terminate this Agreement immediately by giving to the other party written notice of such termination: (a) the other party materially breaches or defaults in any of the material terms or conditions of this Agreement (the parties agree that noncompliance by TABNet with any of the terms and conditions of Section 3.5 above shall constitute a material breach); (b) the other party ceases to exist as a business entity, or otherwise terminates or significantly limits its business operations; (c) the other party is liquidated, dissolved, reorganized, merged, sells substantially all of its assets, has entered into receivership or changes its management voting control or corporate form; (d) the other party fails to secure or renew any license or permit necessary for the conduct of its business, or if any such license is revoked or suspended for any reason; (e) the other party makes any assignment for the benefit of creditors; or (f) the other party is insolvent or unable to pay its debts as they mature in the ordinary course of business, or if there are any proceedings instituted by or against the other party in bankruptcy or under any insolvency laws or for reorganization, receivership or dissolution.

                                 Confidential                            Page 11

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     9.2   Effect of Termination. Upon any termination of this Agreement, (a) CP
           ---------------------
shall immediately cease providing all E-mail Hosting Services, and TABNet and Customers shall no longer have access to the CP System or to stored e-mail messages on the CP System; (b) CP shall delete all stored e-mail messages of TABNet and TABNet Customers on the CP System; (c) CP shall immediately invoice TABNet for all unpaid fees for E-mail Hosting Services provided to TABNet; and
(d) except in the event of termination for TABNet's breach, CP shall reasonably assist TABNet in the migration of its e-mail system back to its setup in existence before the Effective Date of this Agreement. TABNet shall return to CP all Confidential Information and all other CP information and material concerning CP and/or the CP Services or the CP System, and all copies thereof, in the possession, custody or control of TABNet.

     9.3   Survival.  Exhibit A and Section 3 (as to amounts accrued but not yet
           --------
paid), and Sections 3.4, 4, 5, 6, 7, 8, 9.2, 9.3, and 10 shall survive any expiration or termination of this Agreement.

     10.   MISCELLANEOUS.
           -------------

     10.1  Injunctive Relief. Each party agrees that in addition to any other
           -----------------
rights and remedies available to the other party for any breach of this Agreement, the nonbreaching party shall be entitled to enforce the breaching party's obligations by court injunction.

     10.2  Severability. If any provision of this Agreement shall be declared
           ------------
invalid, illegal or unenforceable, such provision shall be reformed only to the extent necessary to effect the original intention of the parties, and all remaining provisions shall continue in fall force and effect

     10.3  Binding Effect. This Agreement shall be binding upon and inure to the
           --------------
benefit of the subsidiaries, affiliates, successors and permitted assigns of the parties to this Agreement.

     10.4  Assignment. TABNet may not transfer, sublicense or otherwise assign
           ----------
this Agreement or any of its rights or obligations hereunder without CP's prior written consent. Any attempt assignment by TABNet without such consent shall be void.

     10.5  Entire Agreement. This Agreement, together with all Exhibits and any
           ----------------
Schedules accepted by CP, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement supersedes any and all agreements, either oral or written, between the parties to this Agreement with respect to the subject of this Agreement. Except as otherwise expressly provided herein, this Agreement may be modified only by a writing signed by an authorized representative of CP. Any contrary or additional terms or conditions in any

                                 Confidential                            Page 12
forms provided by TABNet are specifically objected to by CP and shall not be part of this Agreement.

     10.6  Attorneys Fees.  If any action at law or in equity, including an
           --------------
action for declaratory relief or injunctive relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which the party may be entitled.

     10.7  Notices.  Any notices to be given under this Agreement by either
           -------
party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change the address by written notice in accordance with this paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of three (3) days after mailing.

     10.8  Dispute Resolution. Any dispute, controversy or claim concerning or
           ------------------
relating to this Agreement, shall be resolved in the following manner:

           10.8.1 The parties shall use all reasonable efforts to resolve the dispute through direct discussions. The senior management of each party commits itself to respond promptly to any such dispute, controversy or claim. If the parties are unable to resolve the dispute by such means then either party may commence an arbitration pursuant to the Rules of Commercial Arbitration of the American Arbitration Association ("AAA");

           10.8.2 If the parties cannot agree on a sole arbitrator, then there shall be three (3) arbitrators. Each of the arbitrator(s) shall be neutral, independent and impartial, and knowledgeable of the computer industry. If there are three arbitrators, each side shall nominate one arbitrator, and the two party-selected arbitrators shall attempt to select the third. If the party-selected arbitrators are unable to select the third, then such third arbitrator shall be appointed by the AAA. Any arbitrator may be of any nationality. Each party shall bear its own legal costs unless the tribunal shall provide otherwise. All proceedings and meetings referred to in this Section shall take place at Santa Clara County, California, or at such other location as the parties may agree.

           10.8.3 The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other, proceeding, provided, however, that this confidentiality provision

                                 Confidential                            Page 13
     shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any decision or award resulting from proceedings in accordance with this Section shall have no preclusive effect in any other matter involving third parties; and

           10.8.4 Judgment on an arbitral award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial recognition and acceptance of the award and any appropriate order including enforcement.

     10.9  Choice of Law, Venue and Jurisdiction.  This Agreement shall be
           -------------------------------------
governed by and construed in accordance with the laws of the State of California. Other than as set forth in Section 11.8 above, the parties consent to the exclusive jurisdiction and venue of the California state courts (or federal courts if there is exclusive federal jurisdiction) located in or serving Santa Clara County, California. Each party hereby waives its right to a jury trial.

                                 Confidential                            Page 14

     10.10 Further Assurances. Each party agrees to execute and deliver all
           ------------------
further instruments and documents, and shall take all further action that may be necessary or desirable as reasonably requested by the other party to effectuate the parties' intent under this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have executed and delivered this Agreement as of the date first above written.

                                        CRITICAL PATH, INC.



                                        By____________________________________

                                        Its___________________________________



                                        NTX, INC.



                                        By /s/                       3/19/98
                                          ------------------------------------

                                        Its            CEO
                                           -----------------------------------

                                 Confidential                            Page 15

                                   EXHIBIT A
                                   ---------

                         SERVICES AND CHARGES SCHEDULE
                         -----------------------------


     This Services and Charges Schedule is attached to and made apart of the E-mail Services Agreement between TABNet and Critical Path, Inc. (the "Agreement") and is subject to the terms and conditions of the Agreement.

     TABNet agrees to pay Critical Path the following amounts for the following E-mail Hosting Services:

     1. POP e-mail hosting: TABNet will pay to Critical Path a basic monthly POP email hosting fee per mailbox - without any premium features - [**] of TABNet's gross retail revenue [**].

     2. Free web mail: TABNet may offer free ad-supported web mail through certain other ventures with third parties. For Critical Path's provision of E-mail Hosting Services in connection therewith, TABNet will pay Critical Path [**] per mailbox per month for such free mailboxes (in addition to Critical Path's share of the Advertising Revenues associated therewith, as provided in 5 below).

     3. "Catch-all" e-mail hosting: For e-mail accounts other than POP or free e-mail, TABNet will pay to Critical Path [**] per mailbox per month.

     4. Value added features: TABNet will pay to Critical Path the greater of [**] of the suggested retail price for each subscribed service as listed below OR [**] of TABNet's revenue based on TABNet's retail charge to Customer for each subscribed service.

     Suggested Retail Price for Value-Added Features of the E-mail Hosting
Services:

          -----------------------------------------------------------------
            Spam Blocking                           [**]/Month/Mailbox
          -----------------------------------------------------------------
            Virus Protection                        [**]/Month/Mailbox
          -----------------------------------------------------------------
            Postmarking, Certified Delivery         [**]/Month/Mailbox
          -----------------------------------------------------------------
            Extra storage (* 2.5 Mb)                [**]/Mb/Month/Mailbox
          -----------------------------------------------------------------

     1. Advertising Revenue: TABNet will pay to Critical Path [**] of TABNet's Advertising Revenues (including, without limitation, Advertising Revenues obtained in connection with the free e-mail described in paragraph 3 above).

     2. Branding of Web Mail Page: TABNET will pay to Critical Path a one-time fee of [**] for Critical Path's branding the Web Mail Page. TABNet may

                              Confidential                            Page 16

     *    greater than or more than

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          request one change to the look and feel of the Web Mail Page at no additional charge. Any further requested changes will be chargeable at the rate of [**] each.

     TABNet is authorized to resell the E-mail Hosting Services and agrees to make payments to Critical Path as provided herein.

     PAYMENT OF UP-FRONT CHARGES - Upon execution of the Agreement, TABNet shall pay the Basic Monthly Fee for the first month under the Agreement for the number of e-mailboxes initially ordered by TABNet and the fee for branding the Web Mail Page.

     PAYMENT OF OTHER FEES - All other fees are payable monthly in accordance with this Schedule and the Agreement.


                                 Confidential                            Page 17

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT B
                                   ---------

                         JFAX SERVICES ORDER SCHEDULE
                         ----------------------------


     This Order Schedule is placed by NTX, INC., a ____________ corporation ("TABNet") under the E-mail Services Agreement dated ___________ ("Agreement") between TABNet and Critical Path, Inc. and is subject to the terms and conditions of the Agreement.

     FEES
     ----

          All of the following amounts are charges per mailbox, unless otherwise noted.

- ------------------------------------------------------------------------------------------------------------
                                                                           BASIC
                                                              SIGN-UP     MONTHLY
      SERVICE                     DESCRIPTION                  FEES        FEES            USAGE FEES
- ------------------------------------------------------------------------------------------------------------
   JFAX                Fax and Voice to Email Service          [**]        [**]       $.20 per message in
                                                                                      excess of 200
- ------------------------------------------------------------------------------------------------------------
                       Toll Free 888 service                   [**]        [**]       $.20 per message
- ------------------------------------------------------------------------------------------------------------
                       Fax and Voice to Email
- ------------------------------------------------------------------------------------------------------------
   JFAX/Send           Email to Fax Service                    [**]        [**]
- ------------------------------------------------------------------------------------------------------------
   JFAX/Operator       Message access from Telephone           [**]        [**]       $.10 per message
- ------------------------------------------------------------------------------------------------------------
                       Message Access From Web
                       Browser                                 [**]        [**]           Included
- ------------------------------------------------------------------------------------------------------------
   JFAX/Notify!        Pager Notification of
                       Message Receipt                         [**]        [**]       $.10 per message
- ------------------------------------------------------------------------------------------------------------
                       SMS Notification                        [**]        [**]       $.25 per message
- ------------------------------------------------------------------------------------------------------------

     Critical Path offers the JFAX voice and fax gateway to email box services available to TABNet's Customers on a subscription basis. [**] Such commission shall be based only on revenue actually paid by TABNet Customers to JFAX.COM.

     Pursuant to Section 2 of the Agreement, TABNet's customers shall pay all fees for JFAX Services, as provided herein, to JFAX.COM directly at the following address:

                    JFAX
                        10960 Wilshire Blvd, Suite 500
                             Los Angeles, CA 90024

                                 Confidential                            Page 18

[**] CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN
     INFORMATION CONTAINED IN THIS EXHIBIT. THROUGHOUT THIS EXHIBIT CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THE PUBLIC FILING AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RIGHTS OF JFAXCOM

     JFAX.COM may modify, discontinue or terminate the JFAX Services and may modify the fees for JFAX Services at any time.

     By its signature on this JFAX Services Order Schedule, the authorized representative of TABNet agrees that the terms and conditions of the Agreement, including those in this Order Schedule, apply to all JFAX Services ordered by TABNet under this Order Schedule.

                                             NTX, INC.



                                             By /s/
                                               ---------------------------------

                                             Its             CEO
                                                --------------------------------


ACCEPTED BY:

CRITICAL PATH, INC.




By /s/
  ---------------------------------

Its  Director Business Development
   --------------------------------

Date    3/23/98
    -------------------------------

                                 Confidential                            Page 19

                                   EXHIBIT C
                                   ---------
                                 TERMS OF USE
                                 ------------

                Please read the following agreement carefully.
      You must accept the agreement to be able to use TABNet's services.

1. ACCEPTANCE OF TERMS OF USE

     TABNet's mail service is provided free of charge to registered users (each, a "User") under these Terms of Use. BY COMPLETING THE REGISTRATION PROCESS AND CLICKING THE "I ACCEPT" BUTTON, YOU ARE INDICATING YOUR AGREEMENT TO BE BOUND BY THESE TERMS OF USE. These Terms of Use are the entire agreement between you and TABNet with respect to the services provided by TABNet.

2. REGISTRATION INFORMATION; DISCLOSURE

     User agrees that TABNet may disclose to third parties certain information, in the aggregate, contained in users' registration applications, including User's application. TABNet will not disclose Users name, address, e-mail address or telephone number, without User's prior written consent, except to the extent necessary or appropriate to comply with applicable laws or regulations or in legal or administrative proceedings where such information is relevant. TABNet reserves the right to terminate any User's account if TABNet learns that such User has provided TABNet false or misleading registration information.

3. MODIFICATIONS OF THESE TERMS OF USE

     TABNet may modify these Terms of Use from time to time in its sole discretion. TABNet will provide User with reasonable notice of any such changes, and User's continued use of TABNet's services will be deemed to constitute User's acceptance of any such changes.

4. MODIFICATIONS OF TABNET SERVICES

     TABNet may modify or discontinue User's account or the TABNet services with or without notice to User, without liability to User or any third party.

5. CONTENTS OF MESSAGES

     It is TABNet's policy to respect the privacy of its Users. TABNet does not and cannot, monitor, censor or edit the contents of User's e-mail messages. User alone is responsible for the contents of User's messages, and the consequences of any such messages. User agrees that User will not use TABNet or its services for chain letters, junk mail, "spamming", solicitations (commercial or non-commercial) or any use of distribution lists to any person who has not given specific permission to be included in such a process. User further agrees not to use TABNet or its services to send any messages or material that are unlawful, harassing, libelous, abusive, threatening, harmful, vulgar, obscene or otherwise objectionable material of any kind or nature (including without limitation any material that infringes or violates any third party's copyright, trademark, or other proprietary or property right) or that encourages conduct that

                                 Confidential                            Page 20
could constitute a criminal offense, give rise to civil liability or otherwise violate any applicable local, state, national or international law or regulation. TABNet will only access and disclose information as necessary to comply with applicable laws and government requests, to provide the services, to operate or maintain its systems or to protect itself or its suppliers.

     TABNet reserves the right to terminate User's account if it becomes aware and determines, in TABNet's sole discretion, that User is violating any of these Terms of Use.

6. ACCOUNT AND PASSWORD

     User is responsible for maintaining the confidentiality of its account number and password. User shall be responsible for all uses of its account, whether or not authorized by User. User agrees to immediately notify TABNet of any unauthorized use of its account.

7. DISCLAIMER OF WARRANTIES

     USER EXPRESSLY AGREES THAT USE OF TABNet SERVICES IS AT USER'S SOLE RISK. TABNet SERVICES ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS.

     TABNet DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

     TABNet DOES NOT MAKE ANY WARRANTY THAT TABNet SERVICES WILL MEET USER'S REQUIREMENTS, OR THAT TABNet SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES TABNet MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF TABNet SERVICES OR AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH TABNet SERVICES.

     USER UNDERSTANDS AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF TABNet SERVICES IS AT USER'S OWN DISCRETION AND RISK AND THAT USER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO USER'S COMPUTER SYSTEM OR LOSS OF DATA THAT RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA.

     TABNet DOES NOT MAKE ANY WARRANTY REGARDING ANY GOODS OR SERVICES PURCHASED OR OBTAINED THROUGH TABNet SERVICES OR ANY TRANSACTIONS ENTERED INTO BY USE OF OR THROUGH TABNet SERVICES.

                                 Confidential                            Page 21

      NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY USER FROM TABNet OR THROUGH TABNet SERVICES SHALL CREATE ANY WARRANTY NOT EXPRESSLY MADE HEREIN.

8. LIMITATION OF LIABILITY

      TABNet AND ITS SUPPLIERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, RESULTING FROM THE USE OR THE INABILITY TO USE TABNet SERVICES OR FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS AND SERVICES OR RESULTING FROM ANY GOODS OR SERVICES PURCHASED OR OBTAINED OR MESSAGES RECEIVED OR TRANSACTIONS ENTERED INTO BY MEANS OF OR THROUGH TABNet SERVICES OR RESULTING FROM UNAUTHORIZED ACCESS TO OR ALTERATION OF USER'S TRANSMISSIONS OR DATA, INCLUDING BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, USE, DATA OR OTHER INTANGIBLE, EVEN IF TABNet OR ITS SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. E-MAIL MESSAGE STORAGE

      TABNet will not assume any responsibility for the deletion or failure to store e-mail messages.

10. PROMOTIONAL MESSAGES

      TABNet and/or third parties may, from time to time, send e-mail messages to User containing advertisements, promotions, etc. Such e-mail messages will be sent to mailbox(es) other than User's Inbox or mailboxes created by User. TABNet does not make any representation or warranty with respect to any such e-mail messages or any goods or services which may be obtained from such third parties, and User agrees that TABNet shall have no liability with respect thereto.

11. INDEMNIFICATION

      User agrees to indemnify and hold TABNet its suppliers and their respective affiliates, officers, directors, employees and agents, harmless from any claim, action or demand, including reasonable attorneys' fees, made by any third party due to, arising out of or related to User's use of TABNet services or the violation of these Terms of Use by User, including without limitation the infringement by User, or any other user of User's account, of any intellectual property or other right of any person or entity.

12. APPLICABLE LAW

      These Terms of Use shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions.

13. THIRD PARTY BENEFICIARY

                                 Confidential                            Page 22

      Critical Path, Inc., as a supplier of TABNet, shall be a third party beneficiary of User's obligations under these Terms of Use and thus shall be entitled to enforce those obligations against User as if a party to these Terms of Use.

                              I ACCEPT/I DECLINE

                                 Confidential                            Page 23